UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 20, 2006
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Fiscal 2007 Base Salaries
     On December 20, 2006, the Compensation Committee of the Board of Directors of the Company approved new annual base salaries (effective as of November 1, 2006) for the Company’s executive officers. The following table sets forth the annual base salary levels of the Company’s named executive officers (which officers were determined by reference to the Company’s proxy statement, dated February 24, 2006) for fiscal 2007 and fiscal 2006:

Name and Position	Fiscal Year	Base Salary

Robert B. McKnight, Jr.	2007	$950,000
Chief Executive Officer	2006	$880,000

Bernard Mariette	2007	$800,000
President	2006	$600,000

Charles S. Exon Executive Vice President,	2007	$425,000
Secretary and General Counsel	2006	$400,000

Steven L. Brink Chief Financial Officer and	2007	$350,000
Treasurer	2006	$300,000
     LTIP Awards
     Also on December 20, 2006, the Compensation Committee granted awards to the Company’s Chief Executive Officer and its President pursuant to the terms of the Company’s Long-Term Incentive Plan. The awards are for the performance period beginning November 1, 2006 and ending October 31, 2009 and provide for the payment of cash bonuses at the end of the performance period if the Company achieves specified levels of earnings per share growth during the performance period. A copy of the Company’s Long-Term Incentive Plan is included as an exhibit to its annual report on Form 10-K for the fiscal year ended October 31, 2004.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quiksilver, Inc. (Registrant)
Dated: December 22, 2006	By:	/s/Steven L. Brink
Steven L. Brink
Chief Financial Officer and Treasurer